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                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                      DIALYSIS SPECIALTIES OF TULSA, INC.

     For the purpose of organizing a for-profit corporation under the provisions of the Oklahoma General Corporation Act, Title 18 of the Oklahoma Statutes, Sections 1001 et seq. (the "Act"), the following Certificate of Incorporation is hereby adopted by the undersigned.

     1.   Name.  The name of the Corporation is "Dialysis Specialists of Tulsa,
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Inc."

     2.   Registered Agent and Address.  The address of its registered office in
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the State of Oklahoma is 320 South Boston Avenue, Suite 500, Tulsa, Oklahoma
74103.  The name of its registered agent at such address is H. Wayne Cooper.

     3.   Purpose.  The purpose of the Corporation is to engage in any lawful
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act or activity for which corporations may be organized under the Act.

     4.   Capitalization.  The total number of shares of stock which the
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Corporation shall have authority to issue is Nine Hundred (900) shares of common stock, no par value.

     5.   Incorporator.  The name and mailing address of the incorporator is as
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follows:

          NAME                      MAILING ADDRESS
          ----                      ---------------

     H. Wayne Cooper                320 South Boston, Suite 500
                                    Tulsa, Oklahoma 74103

     6.   Directors.  The number, qualification, manner of election and term of
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office of the directors of this Corporation shall be that prescribed by the
Bylaws.

     7.   Authority of the Board of Directors.  All corporate powers shall be
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exercised by the Board of Directors, except as otherwise provided by law or by this Certificate of Incorporation. In furtherance and not in limitation of the powers conferred by statute or this Certificate of Incorporation, the Board of Directors is expressly authorized:

          (a) to make, alter or repeal the Bylaws of the Corporation;

          (b) to authorize the issuance from time to time of shares of capital stock of any class, whether now or hereafter authorized, or securities convertible into such shares; and
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          (c) to borrow or raise money and otherwise contract indebtedness for any of the purposes of the Corporation; to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness; and to secure the payment of any of the foregoing and of the interest thereon by mortgage, pledge, assignment, deed of trust or lien of or upon any or all of the corporate property (real, personal or mixed), whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

     8.   Limited Liability of Directors.  No director of the Corporation shall
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be personally liable to the Corporation or to the shareholders of the
Corporation for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director to the extent provided by applicable law (a) for any breach of the director's duty of loyalty to the Corporation or to the shareholders of the Corporation, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (c) for payment of any unlawful dividend or for any unlawful stock purchase or redemption, liability for which is provided under Section 1053 of the Act, or
(d) for any transaction from which the director derived an improper personal benefit.

     9.   Conflicts of Interest.  To the extent permitted by law, no contract or
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transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because the directors of officers or their votes are counted for such purpose.

     10.  Indemnification.  The Board of Directors is expressly authorized to
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indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement to the extent and in the manner permitted by the laws of the State of Oklahoma.

     11.  Compromise or Arrangement.  Whenever a compromise or arrangement is
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proposed between the corporation and its creditors or any class of then and/or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of the Corporation or of any creditor or

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shareholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provision of Section 1106 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 1100 of the Act may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the shareholders or class of shareholders of the Corporation, as the case may be, and also on the Corporation.

     12.  Amendment.  The Corporation reserves the right to amend, alter, change
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or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 24/th/ day of April, 1996.


                                    /s/ H. Wayne Cooper
                                    -----------------------------
                                    H. Wayne Cooper

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